CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	Omega Earnings Up Nearly 60% in Third Quarter

FOR IMMEDIATE RELEASE — October 2005 —

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) earnings for both the third quarter and year-to-date 2005 increased almost 60%, according to company officials.

The company, which is the parent firm of Omega Bank, posted net income of $5.565 million and $17.523 million for the third quarter and year to date, respectively, according to David B. Lee, chairman and chief executive officer. The quarterly net income represents a 56.7% increase over the same period last year, while year to date earnings are up 58%.

On a per-share basis, fully diluted earnings for the third quarter were $0.44, a 4.8% rise, while year to date per share diluted earnings were $1.38, which is 6.2% greater than 2004. Common share dividends declared rose 3.33% for both the quarter and the year to date.

Lee noted that an increase in net interest margin coupled with enhancements in non-interest income and a decrease in non-interest expense were the primary factors in Omega’s results.

“In spite of a challenging interest rate environment and essentially flat yields, our net interest margin for the third quarter rose by 2.6% over last year’s third quarter and was also 2.3% greater than the second quarter of this year,” Lee said. Omega’s net interest margin on a fully tax equivalent basis was 3.99% for the third quarter, compared to 3.89% for the same period last year and 3.90% for the second quarter of 2005.

The firm’s non interest income rose by 2% in the third quarter of 2005 compared to the second quarter of this year. Lee attributed the gains to increased revenue from asset management and trust, deposit services and bank card revenue.

Omega is well ahead of projected operational savings from last year’s acquisition of Sun Bancorp of Lewisburg, Lee said. The acquisition of Sun was effective October 1 of 2004. Non interest expenses fell by 3% in the third quarter compared to the previous quarter, he added, reflecting the productivity of the company’s employees and a commitment to controlling costs.

Despite the focus on containing costs, Omega has continued to innovate with new products, such as Home Equity VISA cards to offer customers a combination of credit-card convenience with the low-rate and interest deduction possibility of a traditional home equity line. Another new product offering is the Health Savings Account, translating recent legislation into opportunities for customer acquisition and development. Omega Bank has a Top 5 market share in 10 of the 14 counties where the bank has offices. In addition, the bank has a Top 5 market share in three of the five Metropolitan Statistical Areas (MSAs) in which the bank does business.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )
	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
	2005	2004	Change	2005	2004	Change
Earnings:
Net income	$5,565	$3,552	56.7%	$17,523	$11,087	58.0%
Per share statistics: *
Diluted earnings	$.44	$.42	4.8%	$1.38	$1.30	6.2%
Dividends declared — common	.31	.30	3.3	.93	.90	3.3
Book value — common	25.25	20.01	26.3	25.25	20.01	26.3
Book value — tangible	11.73	20.01	(41.3)	11.73	20.01	(41.3)
Market value — High	33.50	35.31	(5.1)	34.50	38.75	(11.0)
Low	26.55	29.13	(8.9)	32.22	29.13	10.6
Financial position at period end:
Assets	$1,971,830	$1,185,098	66.4%	$1,971,830	$1,185,098	66.4%
Net loans	1,215,471	762,696	59.4	1,215,471	762,696	59.4
Deposits	1,447,850	915,061	58.2	1,447,850	915,061	58.2
Shareholders’ equity	318,540	169,019	88.5	318,540	169,019	88.5
Average Balances:
Assets	$1,989,655	$1,151,734	72.8%	$2,013,623	$1,139,712	76.7%
Net loans	1,228,200	762,735	61.0	1,260,896	770,630	63.6
Deposits	1,496,702	919,926	62.7	1,502,997	908,171	65.5
Shareholders’ equity	322,500	168,896	90.9	320,372	170,003	88.5
Profitability ratios — annualized: *
Return on average assets	1.12%	1.23%	(9.3)%	1.16%	1.30%	(10.8)%
Return on average tangible assets (1)	1.22	1.23	(0.8)	1.27	1.30	(2.3)
Return on average stated equity	6.90	8.41	(17.9)	7.29	8.70	(16.2)
Return on average tangible equity (2)	14.68	8.41	74.6	15.73	8.70	80.8
Net interest margin — fully tax equivalent	3.99	3.89	2.6	3.88	3.99	(2.8)
Shares outstanding at period end: *
Common	12,609,546	8,444,941	49.6%	12,609,546	8,444,941	49.6%
(1) Average tangible assets represents average assets less average intangibles and goodwill.

(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	September 30,	December 31,
Assets	2005	2004
Cash and due from banks	$57,945	$47,877
Interest bearing deposits with other banks	6,981	31,122
Federal funds sold	-	36,350
Trading account assets	464	—
Investment securities available for sale	367,330	327,979
Investment in unconsolidated subsidiary	1,625	1,625
Loans available for sale	217	22,515
Total portfolio loans	1,230,679	1,305,735
Less: Allowance for loan losses	(15,208)	(15,644)
Net portfolio loans	1,215,471	1,290,091
Premises and equipment, net	38,176	35,509
Other real estate owned	852	3,082
Bank-owned life insurance	74,565	72,845
Investment in limited partnerships	6,854	8,605
Core deposit intangibles	6,935	13,927
Other intangibles	2,597	2,799
Goodwill	161,142	156,959
Other assets	30,676	31,286
TOTAL ASSETS	$1,971,830	$2,082,571

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$237,853	$228,408
Interest bearing	1,209,997	1,273,674
Total deposits	1,447,850	1,502,082
Short-term borrowings	107,798	90,259
ESOP debt	1,933	2,192
Junior subordinated debentures	56,816	57,190
Long-term debt	26,614	99,579
Other interest bearing liabilities	852	854
Other liabilities	11,427	14,676
TOTAL LIABILITIES	1,653,290	1,766,832
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,643,861 shares at September 30, 2005;
12,593,524 shares at December 31, 2004;
Outstanding-
12,609,546 shares at September 30, 2005;
12,593,524 shares at December 31, 2004	63,235	62,968
Capital surplus	99,399	98,370
Retained earnings	158,076	152,249
Accumulated other comprehensive income	27	3,526
Unearned compensation related to ESOP debt	(1,188)	(1,374)
Cost of common stock in treasury: 34,315 shares	(1,009)	—
at September 30, 2005
TOTAL SHAREHOLDERS’ EQUITY	318,540	315,739
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,971,830	$2,082,571

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$19,887	$10,926	$58,846	$33,118
Interest and dividends on investment securities	2,975	1,774	8,031	5,386
Other interest income	288	158	984	305
TOTAL INTEREST INCOME	23,150	12,858	67,861	38,809
Interest Expense:
Interest on deposits	5,754	2,738	16,005	8,073
Interest on short-term borrowings	576	151	1,504	299
Interest on long-term debt and
other interest bearing liabilities	1,211	196	4,151	688
TOTAL INTEREST EXPENSE	7,541	3,085	21,660	9,060
NET INTEREST INCOME	15,609	9,773	46,201	29,749
Provision for loan losses	290	—	612	—
INCOME FROM CREDIT ACTIVITIES	15,319	9,773	45,589	29,749
Other Income:
Service fees on deposit accounts	2,409	1,652	6,857	4,568
Service fees on loans	332	232	989	879
Earnings on bank-owned life insurance	571	319	1,720	1003
Trust fees	1,541	790	4,683	2,589
Investment and insurance product sales	649	271	2,500	926
Gain on the early extinguishment of debt	—	—	1,043	—
(Loss) Gain on sale of loans and other assets	(1)	12	(379)	13
Net gains on the sale of investment securities	134	60	1,671	271
Other	1,263	582	3,441	1,691
TOTAL OTHER INCOME	6,898	3,918	22,525	11,940
Other Expense:
Salaries and employee benefits	7,720	4,938	22,992	14,695
Net occupancy expense	948	547	3,123	1,733
Equipment expense	1,040	706	3,160	2,137
Data processing service	632	439	1,879	1,292
Pennsylvania shares tax	107	380	1,275	1,143
Amortization of intangible assets	274	3	711	8
Other	4,471	2,032	12,684	6,314
TOTAL OTHER EXPENSE	15,192	9,045	45,824	27,322
Income before taxes	7,025	4,646	22,290	14,367
Income tax expense	1,460	1,094	4,767	3,280
NET INCOME	$5,565	$3,552	$17,523	$11,087
Net income per common share:
Basic	$.44	$.42	$1.39	$1.31
Diluted	$.44	$.42	$1.38	$1.30
Weighted average shares and equivalents:
Basic	12,616	8,443	12,606	8,461
Diluted	12,666	8,500	12,658	8,530
Dividends declared per share:
Common	$.31	$.30	$.93	$.90

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
Unaudited
	Qtr 3	Qtr 2
	2005	2005
Interest Income:
Interest and fees on loans	$19,887	$19,612
Interest and dividends on investment securities	2,975	2,689
Other interest income	288	338
TOTAL INTEREST INCOME	23,150	22,639
Interest Expense:
Interest on deposits	5,754	5,559
Interest on short-term borrowings	576	438
Interest on long-term debt and
other interest bearing liabilities	1,211	1,292
TOTAL INTEREST EXPENSE	7,541	7,289
NET INTEREST INCOME	15,609	15,350
Provision for loan losses	290	180
INCOME FROM CREDIT ACTIVITIES	15,315	15,170
Other Income:
Service fees on deposit accounts	2,409	2,308
Service fees on loans	332	345
Earnings on bank-owned life insurance	571	574
Trust fees	1,541	1,476
Investment and insurance product sales	649	779
Gain on the early extinguishment of debt		—
Gain(Loss) on sale of loans and other assets	(1)	(39)
Net gains on the sale of investment securities	134	549
Other	1,263	1,149
TOTAL OTHER INCOME	6,898	7,141
Other Expense:
Salaries and employee benefits	7,720	7,721
Net occupancy expense	948	1,064
Equipment expense	1,040	1,031
Data processing service	632	621
Pennsylvania shares tax	107	549
Amortization of intangible assets	274	274
Other	4,471	4,403
TOTAL OTHER EXPENSE	15,192	15,663
Income before taxes	7,025	6,648
Income tax expense	1,460	1,267
NET INCOME	$5,565	$5,381

Net income per common share:
Basic	$0.44	$0.43
Diluted	$0.44	$0.43
Weighted average shares and equivalents:
Basic	12,616	12,607
Diluted	12,666	12,660
Dividends declared per share:
Common	$.31	$.31